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QUALSTAR CORPORATION

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FOR IMMEDIATE RELEASE

Contacts:

Nicki Andalon	Paul Schulman
Vice President & CFO	Mark Harnett
Qualstar Corporation	MacKenzie Partners, Inc.
(805) 583-7744	(212) 929-5500

EGAN-JONES JOINS GLASS LEWIS IN RECOMMENDING THAT QUALSTAR
SHAREHOLDERS VOTE AGAINST BKF’S ATTEMPT TO SEIZE CONTROL OF THE COMPANY

Two Leading Proxy Advisory Firms Recommend Shareholders Vote Against BKF’s Proposals

Egan-Jones Recommends Shareholders Vote the WHITE Proxy Card

Simi Valley, California--(PR Newswire –June 14, 2012)- Qualstar Corporation (Nasdaq: QBAK) today announced that proxy advisory firm, Egan-Jones Proxy Services (“Egan-Jones”), has joined proxy advisory firm, Glass Lewis & Co. (“Glass Lewis”), in recommending that Qualstar shareholders follow the unanimous recommendation of Qualstar’s Board to vote AGAINST BKF’s proposal on the WHITE proxy card.

After reviewing the proxy materials provided by both sides, Egan-Jones cites the following reasons for its conclusion:

“1.  We are not convinced that the dissidents’ nominees would work to the benefit of the shareholders given their level of industry expertise, public company experience and diversity.

“2.  We believe that the Company’s ongoing strategies should enhance long-term shareholder value.

“3.  We believe that removal of all of the current members of Qualstar’s Board, including Lawrence Firestone, who was recently appointed as Qualstar’s CEO, will disrupt the Company’s ongoing efforts to implement new growth initiatives designed to return the Company to sustained profitability.”1

 “We are pleased that Egan-Jones has joined Glass Lewis in its recommendation that shareholders vote against BKF” said Lawrence Firestone, Qualstar’s CEO.   “The Board unanimously believes that the execution of the strategic plan to restore Qualstar to profitability that is already underway offers the greatest value to all Qualstar shareholders.  The Board urges shareholders to follow the advice of Egan Jones and Glass Lewis and reject BKF’s disruptive action and allow the turnaround to proceed as planned.”

The Qualstar Board of Directors urges shareholders to vote AGAINST the BKF proposal to remove the current directors on the WHITE proxy card today.

Qualstar's Special Meeting of Shareholders is scheduled for Wednesday, June 20, 2012 at  10:00 a.m., local time, at the company’s headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93603.  Shareholders of record as of May 23, 2012 will be entitled to vote at the Meeting.

If shareholders have any questions or need assistance voting their shares, please contact MacKenzie Partners, Inc., our proxy solicitor, toll free at (800) 322-2885 or (212) 929-5500 (call collect) or at proxy@mackenziepartners.com.

About Qualstar Corporation:

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. The company's products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com.

1 Permission for quotations was neither sought nor obtained.